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Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Board of Directors
Ellora Energy Inc.
Boulder, Colorado

        As independent petroleum engineers, we hereby consent to the incorporation by reference into this registration statement on Form S-1 and the prospectus included herein of our summary letter dated February 5, 2009 regarding our estimates of the proved oil and natural gas reserves of Ellora Energy Inc. as of December 31, 2009.

RYDER SCOTT COMPANY, L.P.
Denver, Colorado April 17, 2009

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  Exhibit 23.2